Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Synacor, Inc., a Delaware corporation, do hereby constitute and appoint William Stuart and Julia Culkin, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Title	Date

/s/ Ronald N. Frankel Ronald N. Frankel	President, Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2012

/s/ William J. Stuart William J. Stuart	Chief Financial Officer (Principal Financial and Accounting Officer)	February 21, 2012

/s/ Marwan Fawaz Marwan Fawaz	Director	February 17, 2012

/s/ Gary L. Ginsberg Gary L. Ginsberg	Director	February 14, 2012

Andrew Kau	Director

Signature	Title	Date

Jordan Levy	Director

/s/ Michael J. Montgomery Michael J. Montgomery	Director	February 14, 2012